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                                                                     EXHIBIT 2.6

                            ARTICLES OF MERGER

                                    OF

                            ECCA MERGER CORP.
                         (a Delaware corporation)

                              WITH AND INTO

                    EYE CARE CENTERS OF AMERICA, INC.
                           (a Texas corporation)

      Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging ECCA MERGER CORP. ("NEWCO") with and into EYE CARE CENTERS OF AMERICA, INC. ("ECCA") into one of such corporations (such merger being hereinafter referred to as the "Merger"):

      1. That the names and states of incorporation of each of the corporations party to the Merger are as follows:

      NAME                                STATE OF INCORPORATION
      ----                                ----------------------

ECCA MERGER CORP. ("Newco")                     Delaware

EYE CARE CENTERS OF AMERICA, INC.               Texas
("ECCA")

      2. That the Plan of Merger, dated April 24, 1998, by and between Newco and ECCA has all been approved by the shareholders of ECCA in accordance with
Article 5.03 of the Texas Business Corporation Act and all of the stockholders of Newco in accordance with Section 252 of the Delaware General Corporation Law.

      3. As to each of the undersigned corporations, the number of shares of stock outstanding, being the only outstanding capital stock of each such corporation entitled to vote on the Plan of Merger, are as follows:

      Name of           Class of                      Number of
      Corporation       Shares                        Shares Outstanding
      -----------       ------                        ------------------

      ECCA              Common                        1,178,813

                        Series A Cumulative
                        Mandatorily Redeemable
                        Exchangeable Pay-in-Kind
                        Preferred Stock                 110,000


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
      Newco             Common                          573,928

      4. As to each of the undersigned corporations, the number of shares of each class of stock voted for and against the Plan of Merger, respectively, are as follows:

      Name of           Class of                              Number of
      Corporation       Shares                               Shares Voted
      -----------       ------                             ----------------
                                                            For     Against
                                                            ---     -------
      ECCA              Common                            925,805    -0-

                        Series A Cumulative
                        Mandatorily Redeemable
                        Exchangeable Pay-in-Kind
                        Preferred Stock                   110,000     -0-

      Newco             Common                            573,928     -0-

      5. As to each of the parties to the Plan of Merger, the Plan of Merger and the performance of its terms were duly authorized by all action required by the laws under which such party was incorporated and by its constituent documents.

      6. Newco will be merged with and into ECCA and ECCA will be the surviving corporation of the Merger (the "Surviving Corporation").

      7. The Restated Articles of Incorporation of ECCA, as the Surviving Corporation, attached hereto as Exhibit A shall be the articles of incorporation of the Surviving Corporation.

      8. The executed Plan of Merger is on file at the principal place of business of ECCA at 11103 West Avenue, San Antonio, Texas 78213.

      9. That a copy of the executed Plan of Merger will be furnished by the Surviving Corporation to any shareholder of ECCA at the request of such shareholder.

      10. ECCA, as the Surviving Corporation in the Merger, will be responsible for the payment of all fees and franchise taxes of each of ECCA and Newco and will be obligated to pay such fees and franchise taxes if the same are not timely paid.


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      IN WITNESS WHEREOF, Newco and ECCA, the parties to the Merger, have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by a duly authorized officer.

April 24, 1998.

                                    ECCA MERGER CORP.


                                    By: ___________________________
                                    Name: Charles A. Brizius
                                    Title: Vice President

                                    EYE CARE CENTERS OF AMERICA, INC.


                                    By: ___________________________
                                    Name: Mark T. Pearson
                                    Title: Senior Vice President